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                                                                    EXHIBIT 99.2
                                    [FRONT]

                                REVOCABLE PROXY
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                      OF PREMIER FINANCIAL SERVICES, INC.

     The undersigned hereby appoint(s) Richard L. Geach and David L. Murray, or either of them, as proxies for the undersigned, with full power of substitution, to vote all the shares of common stock of Premier Financial Services, Inc. that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held at the Best Western Stephenson Hotel, 109 South Galena Avenue, Freeport, Illinois, at 10:00 a.m. (local time), on [DAY OF THE WEEK], [AUGUST] ___, 1996, or at any adjournments of postponements thereof. Said proxies are directed to vote as instructed on the matters set forth on the reverse side of this card and otherwise at their discretion. Receipt of a copy of the notice of the meeting and Joint Proxy Statement-Prospectus is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 ON THE REVERSE SIDE OF THIS CARD

(PLEASE MARK, SIGN AND DATE THE REVERSE SIDE OF THIS CARD AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE)


                                   [REVERSE]

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING PROPOSALS.

1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of January 22, 1996, as amended through March 18, 1996, as more fully described in the accompanying Joint Proxy Statement-Prospectus.

          FOR                 AGAINST                   ABSTAIN
              ---                     ---                       ---

2. Proposal to adjourn the Special Meeting under certain circumstances, as more fully described in the accompanying Joint Proxy-Statement Prospectus.

          FOR                 AGAINST                   ABSTAIN
              ---                     ---                       ---


     Please sign exactly as your name appears on your stock certificate and fill in the date. If your shares are held jointly, all joint owners must sign. If you are signing as an executor, administrator, trustee, guardian, custodian or corporate officer, please give your full title as such.


                                    ------------------------------------------
                                    Signature of Stockholder


                                    ------------------------------------------
                                    Signature of Stockholder (if held jointly)

                                    Dated: ___________________, 1996